Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS'

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated September 8, 2003, as it relates to the financial statements of NovaDel Pharma, Inc. for the fiscal years ended July 31, 2003 and 2002, which appear in such statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.


                                                   /s/ WISS & COMPANY, LLP
                                                   --------------------------
                                                   WISS & COMPANY, LLP


Livingston, New Jersey

March 25, 2004